EXHIBIT 4.6

LOCK-UP AGREEMENT

_____________, 2024

Craig-Hallum Capital Group LLC

Acting as Placement Agent of the Offering (as defined below)

Re:

Placement Agency Agreement, dated as of ___________, 2024 (the “Placement Agency Agreement”), by and between ENDRA Life Sciences Inc. (the “Company”) and Craig-Hallum Capital Group LLC (the “Placement Agent”)

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Placement Agency Agreement. The undersigned irrevocably agrees with the Company that, from the date hereof until ninety (90) days following the Closing Date of the Company’s offering of registered securities pursuant to an effective registration statement on Form S-1 (File No. 333-278842) (the “Offering”) (such period, the “Restriction Period”) the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of Common Stock of the Company or securities convertible, exchangeable or exercisable into, shares of Common Stock of the Company beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the transfer agent of the Company from effecting any actions in violation of this Letter Agreement. The Placement Agent may consent to an early release from the Restriction Period if, in its sole and absolute discretion, the market for the Securities would not be adversely impacted by sales.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Securities provided that (1) the Company receives a signed lock-up letter agreement (in the form of this Letter Agreement) for the balance of the Restriction Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer, (2) any such transfer shall not involve a disposition for value, (3) (i) such transfer is not required to be reported with the Securities and Exchange Commission in accordance with the Exchange Act and no report of such transfer shall be made voluntarily or (ii) if such transfer is required to be so reported, the corresponding filing under Section 16(a) of the Exchange Act indicates that such transfer was a gift or otherwise not involving a disposition for value, and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to transfer:

i)	as a bona fide gift or gifts;

ii)

to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

iii)	to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;

iv)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned or (b) in the form of a distribution to limited partners, limited liability company members or stockholders of the undersigned;

v)	if the undersigned is a trust, to the beneficiary of such trust; or

vi)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned.

In addition, notwithstanding the foregoing, this Letter Agreement shall not restrict the delivery of shares of Common Stock to the undersigned upon (i) exercise any options granted under any employee benefit plan of the Company; provided that any shares of Common Stock or Securities acquired in connection with any such exercise will be subject to the restrictions set forth in this Letter Agreement, or (ii) the exercise of warrants; provided that such shares of Common Stock delivered to the undersigned in connection with such exercise are subject to the restrictions set forth in this Letter Agreement. Additionally, this Letter Agreement shall not restrict the sale of shares of Common Stock to cover the payment of the exercise prices or the payment of taxes associated with the exercise or vesting of equity awards under any equity compensation plan of the Company; provided, that any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act will indicate by footnote that such sale was made under the circumstances described in this clause; and provided further that no other filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such sale during the Restriction Period.

Furthermore, the undersigned may enter into any new plan established in compliance with Rule 10b5-1 of the Exchange Act; provided that (i) such plan may only be established if no public announcement or filing with the Securities and Exchange Commission, or other applicable regulatory authority, is made in connection with the establishment of such plan during the Restriction Period, except as required in any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, and (ii) no sale of shares of Common Stock are made pursuant to such plan during the Restriction Period.

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The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Placement Agent to place the Offering and that the Placement Agent shall be a third party beneficiary of this Letter  Agreement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder.  The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Offering.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, the Placement Agent and the undersigned.  This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Placement Agency Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  The undersigned hereby waives any right to a trial by jury.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and the Placement Agent that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Company.  This Letter Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other Person.

The undersigned understands that, if (i) the Closing (as defined in the Placement Agency Agreement) shall not have occurred by [•], 2024, (ii) the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or (iii) either the Placement Agent, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Placement Agency Agreement, that it has determined not to proceed with the public offering contemplated thereby, then this lock-up agreement shall be void and of no further force or effect.

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This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

_________________________

Signature

__________________________

Print Name

__________________________

Position in Company, if any

Address for Notice:

_________________________

_________________________

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

ENDRA LIFE SCIENCES INC.

By: _________________________________

Name:

Title:

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